Exhibit 10.20

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement is entered into as of August 6, 2018 (the “Amendment”), by and between HERITAGE BANK OF COMMERCE (“Bank”), DIGITAL GLOBE SERVICES INC. (“Digital”), TELSATONLINE, INC. (“TelSat”), DGS EDU, LLC (“DGS”) and 7 DEGREES LLC (“7 Degrees”), and effective as of June 30, 2018.

RECITALS

Digital, TelSat, DGS, and 7 Degrees (individually and collectively referred to herein as “Borrower”) and Bank are parties to that certain Loan and Security Agreement dated as of March 31, 2015 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 31, 2016, that certain Second Amendment to Loan and Security Agreement dated as of June 2, 2017, and that certain Third Amendment to Loan and Security Agreement entered into on November 27, 2017 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Capitalized terms used without definition herein shall have the meanings assigned to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.           The following definitions in Section 1.1 of the Agreement are added, or amended and restated in their entirety to read as follows:

“Borrowing Base” means, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers, (i) eighty percent (80%) of Eligible Accounts, plus (ii) eighty percent (80%) of Accrued Accounts.

“IBEX” means IBEX Holdings Limited, a Bermuda entity being the sole shareholder of Parent.

“Parent” means DGS Limited, a Bermuda company, and sole stockholder of each Borrower.

“Revolving Maturity Date” means March 31, 2021, provided however, if there is an Event of Default that is continuing or there is any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default, on March 31 of any year prior to March 31, 2021, then the Revolving Maturity Date shall automatically be March 31 of such year.

2.           The fourth sentence in Section 2.3(d) of the Agreement is amended and restated in its entirety to read as follows:

Funds deposited to the Bancontrol Account shall be processed on each Business Day; and within two Business Days after clearance of such deposits, Bank shall credit all amounts paid into the Bancontrol Account to such Borrower’s operating account; provided however that on and after the occurrence of an Event of Default (and for so long as such Event of Default is continuing), Bank may, in its sole discretion, credit any amounts paid into the Bancontrol Account first against any outstanding amounts under the Revolving Facility, and then any remaining balance of such amount shall be credited to a Borrower’s operating account.

3.           Section 6.3(a) of the Agreement is amended and restated to read as follows:

(a) as soon as available, but in any event within thirty (30) days after the last day of each month, Borrower’s: (i) aged listings of accounts receivable and payable, (ii) Accrued Accounts report, (iii) Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, and (iv) Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto;

4.           Section 6.3(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)   as soon as available, but in any event within thirty (30) days after the last day of each month, Parent’s consolidated balance sheet, income statement, and cash flow covering Parent’s consolidated operations during such month, prepared by Parent in accordance with IFRS, consistently applied, in a form reasonably acceptable to Bank;

5.           Section 6.3(c) of the Agreement is amended and restated to read as follows:

(c)  As soon as available, but in any event no more than one hundred and eighty (180) days after Borrower’s fiscal year end, audited financial statements of IBEX prepared in accordance with IFRS, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm selected by IBEX and reasonably acceptable to Bank; along with the consolidating financial statements of each Borrower.

6.           Section 6.3(d) of the Agreement is amended and restated in its entirety to read as follows:

(d)   as soon as available, but in any event no later than thirty (30) days after the beginning of Borrowers’ next fiscal year, Parent’s annual operating projections (including income statements, balance sheets and cash flow statements presented in a quarterly format) for the upcoming fiscal year, in form and substance reasonably satisfactory to Bank,

7.           Section 6.9(a) of the Agreement is amended and restated in its entirety to read as follows:

(a)       Adjusted EBITDA. Borrower’s trailing twelve months’ Adjusted EBITDA shall be at least $300,000, measured on a quarterly basis as of the last day of each calendar quarter, beginning with quarter ended June 30, 2018.

8.           Section 6.9(b) of the Agreement is amended and restated in its entirety to read as follows:

(b)       Asset Coverage Ratio. Borrowers shall maintain a minimum ratio of unrestricted cash maintained at Bank plus all Eligible Accounts plus Accrued Accounts to all Obligations owing to Bank (the “Asset Coverage Ratio”), of at least 1.25 to 1.00, measured on a monthly basis as of the last day of each month.

9.           The following is added to the end of Section 7.6 of the Agreement:

Notwithstanding the foregoing, Borrowers may make up to $1,500,000 in distributions to Parent (or Parent’s stockholders) during Borrowers’ fiscal year ending June 30, 2019 as long as (i) no Event of Default has occurred that is continuing or would exist after giving effect to such distribution, and (ii) Borrowers provide Bank with at least ten (10) days’ prior written notice of such planned distribution (including the amount being distributed), along with pro forma financial statements evidencing Borrowers’ compliance with all financial covenants under this Agreement before and after giving effect to such distribution.

10.         Pursuant to Section 7.7 of the Agreement, Bank hereby consents to a loan to Parent in the amount of $1,500,000 to be made during Borrowers’ fiscal year ending June 30, 2019.

11.         Exhibit D to the Agreement is replaced in its entirety with Exhibit D attached hereto.

12.         Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

13.         Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

14.         This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents promptly following execution.

15.         As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)        corporate certificates duly executed by each Borrower;

(b)        affirmation of stock pledge agreement;

(c)        the original signed Amendment and all other Loan Documents being executed in connection herewith, duly executed by Borrower (and Parent, as applicable);

(d)        payment of all Bank Expenses incurred through the date hereof; and

(e)        such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

DIGITAL GLOBE SERVICES INC.

By:	/s/ Jeffrey Cox

Name:	Jeffrey Cox

Title:	President

TELSATONLINE, INC.

By:	/s/ Jeffrey Cox

Name:	Jeffrey Cox

Title:	President

DGS EDU, LLC

By:	/s/ Jeffrey Cox

Name:	Jeffrey Cox

Title:	President

7 DEGREES, LLC

By:	/s/ Michael Darwal

Name:	Michael Darwal

Title:	President

HERITAGE BANK OF COMMERCE

By:	/s/ Karla Schrader

Name:	Karla Schrader

Title:	VP